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                                                                   EXHIBIT 10.31




                                 June 19, 1997

InfoCure Corporation
2970 Clairmont Road, Suite 950
Atlanta, Georgia 30329

Gentlemen:


      The undersigned hereby agree to delete the requirement contained in the definition of "Public Offering" set forth in the Stock Purchase Agreement ("Agreement") that the net proceeds of the Public Offering exceed $12 million and substitute in lieu thereof that the price of a share of common stock of InfoCure Corporation to the public pursuant to such public offering be not less than $5.00.


      The undersigned agree to delete the following clause from the last sentence of paragraph 2.2 of the definitive Agreement:

              ; provided however, that in no event shall the number of shares of Buyer issued pursuant to this paragraph 2.2 be less than the quotient of $522,971 divided by the price to the public per share of common stock of Buyer offered pursuant to the SB Registration Statement (as hereinafter defined).


                                     Very truly yours,



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                                     Shareholder (or Shareholder Representative)


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                                     Shareholder


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                                     Shareholder